Exhibit 10.11

NOVAVAX, INC.
Amended and Restated 2015 Stock Incentive Plan
Restricted Stock Unit Award Agreement
(Non-Employee Director)
This RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) is made as of [•] (the “Date of Grant”) by and between Novavax, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).
WHEREAS, the Company desires to grant, and the Grantee desires to accept, an award of restricted stock units as herein described (the “Award”), on the terms and conditions hereinafter set forth;
WHEREAS, the grant of restricted stock units hereby is pursuant to Section 7(b) of the Company’s 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), which is a compensatory benefit arrangement for the employees, officers, directors, consultants and advisors of the Company.
NOW, THEREFORE, IT IS AGREED between the parties as follows:
1.Grant of Restricted Stock Unit Award. The Company hereby grants to the Grantee on the Date of Grant, and the Grantee agrees to accept, [•] restricted stock units (the “Restricted Stock Units”), giving the Grantee the conditional right to receive, without payment and pursuant to and subject to the terms set forth in this Agreement and in the Plan, one share of Common Stock with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to Section 10 of the Plan in respect of transactions occurring after the date hereof.
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:
(a)“Affiliate” means a subsidiary of the Company that would be described in the first sentence of Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).
(b)“Service” means the Grantee’s service relationship with the Company and its Affiliates. Service will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Grantee is providing services in a capacity described in Section 3(a) of the Plan to, the Company or an Affiliate. If a Grantee’s service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Grantee’s Service will be deemed to have terminated when the entity ceases to be an Affiliate unless the Grantee transfers Service to the Company or its remaining Affiliates.

3.Vesting; Cessation of Service.
(a)Vesting Schedule. The Award shall be eligible to vest, if at all, in accordance with the terms set forth on Schedule A hereto.
(b)Treatment of the Award upon Cessation of Service. If the Grantee’s Service ceases, (i) any unvested portion of the Award will immediately terminate and be forfeited for no consideration, and (ii) any vested portion of the Award will terminate and be forfeited for no consideration if the Grantee’s Service is terminated for Cause or occurs in circumstances that, in the determination of the Administrator, would have constituted grounds for the Grantee’s Service to be terminated for Cause.
4.Delivery of Common Stock. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than 30 days following the date on which such Restricted Stock Units vest), effect delivery of the shares of Common Stock with respect to such vested Restricted Stock Units to the Grantee (or, in the event of the Grantee’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No shares of Common Stock will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Administrator.
5.Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting this Award, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Common Stock acquired under this Award or proceeds from the disposition thereof, are subject to Section 8(f) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 10 of this Agreement.
6.Dividend Equivalents; Other Rights.
(a)Upon the delivery of any shares of Common Stock in respect of any vested Restricted Stock Units, the Grantee shall be entitled to a cash payment by the Company in an amount equal to the amount that the Grantee would have received, if any, as a regular cash dividend had the Grantee held such shares of Common Stock from the Date of Grant to the date such shares of Common Stock are delivered hereunder, less all applicable taxes and withholding obligations. Any such payment shall be paid, if at all, without interest on the date such shares of Common Stock are delivered hereunder.
(b)This Award may not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any subsidiary prior to the date (if any) on which the Company delivers shares of Common Stock to the Grantee. The Grantee is not entitled to vote any shares of Common Stock by reason of the granting of this Award prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee will have the rights of a shareholder only as to those shares of Common Stock, if any, that are actually delivered under this Award.
7.Nontransferability. This Award may not be transferred except as expressly permitted under Section 8(c) of the Plan.

8.Withholding; Taxes.
(a)The Grantee shall be responsible for satisfying and paying all taxes arising from or due in connection with this Award, the vesting of the Restricted Stock Units or the delivery of any shares of Common Stock hereunder. The Company shall have no liability or obligation related to the foregoing.
(b)This Agreement is intended to comply with Section 409A of the Code (“Section 409A”) or an exemption thereunder, and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with or are exempt from Section 409A, and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
9.Effect on Service. Neither the grant of the Restricted Stock Units, nor the issuance of shares of Common Stock upon vesting of the Restricted Stock Units, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment or service at any time.
10.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
11.Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument and (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
[•]

NOVAVAX, INC.

By:
[•]
[•]

GRANTEE’S ACCEPTANCE
The undersigned hereby accepts the Award and agrees to the terms and conditions of this Agreement and the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan.

GRANTEE

SIGN NAME        [•]

PRINT NAME    [•]

PRINT ADDRESS [•]

[Signature Page to Restricted Stock Unit Award Agreement]

Schedule A

Vesting Schedule